UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 24, 2019

CAPITAL PARK HOLDINGS CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-55505	45-5523835
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8117 Preston Road Suite 300

Dallas, Texas 75225

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (972) 525-8546

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	LOGG	OTC Pink

Item 1.01 Entry into a Material Agreement

Equity Purchase Agreement

On October 24, 2019, Capital Park Holdings Corp. (“Capital Park” or the “Company”) entered into an equity purchase agreement (the “Purchase Agreement”) with SBI Investments LLC, 2014-1, a statutory series of Delaware limited liability company (“SBI”) and Oasis Capital, LLC, a Puerto Rico limited liability company (“Oasis” and together with SBI, the “Investors”, and each, an “Investor”), pursuant to which the Investors agreed to, in the aggregate between the Investors, purchase from the Company up to Ten Million Dollars ($10,000,000.00)(the “Maximum Commitment Amount”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”).

Under the terms of the Purchase Agreement, the Company shall have the right, but not the obligation, to direct an Investor, by its delivery to the Investor of a put notice (the “Put Notice”) from time to time beginning on the execution date of the Purchase Agreement and ending on the earlier to occur of: (i) the date on which the Investors shall have purchased Put Shares equal to the Maximum Commitment Amount, (ii) October 24, 2021, or (iii) written notice of termination by the Company to the Investors (together, the “Commitment Period”), to purchase Put Shares.

Notwithstanding any other terms of the Purchase Agreement, in each instance, (i) the amount that is the subject of a Put Notice (the “Investment Amount”) is not more than the Maximum Put Amount (as defined below) (ii) the aggregate Investment Amount of all Put Notices shall not exceed the Maximum Commitment Amount and (iii) the Company cannot deliver consecutive Put Notices and/or consummate closings to the same Investor, meaning for the avoidance of doubt, that Put Notices delivered by the Company must alternate between Oasis and SBI. “Maximum Put Amount” means the lesser of (i) such amount that equals two hundred fifty percent (250%) of the average daily trading volume of the Common Stock and (ii) One Million Dollars ($1,000,000.00). The price paid for each share of Common Stock (the “Purchase Price”) subject to a Put Notice (each, a “Put Share”) shall be 85% of the Market Price (as defined below) on the date upon which the Purchase Price is calculated in accordance with the terms and conditions of the Purchase Agreement. “Market Price” means the one (1) lowest traded price of the Common Stock on the principal market for any trading day during the Valuation Period (as defined below), as reported by Bloomberg Finance L.P. or other reputable source. “Valuation Period” means the period of five (5) consecutive trading days immediately following the Clearing Date (as defined below) associated with the applicable Put Notice during which the Purchase Price of the Common Stock is valued, provided, however, that the Valuation Period shall instead begin on the Clearing Date if the respective Put Shares are received as DWAC Shares in the applicable Investor’s brokerage account prior to 11:00 a.m. EST on the respective Clearing Date. “Clearing Date” means the date on which an Investor receives the Put Shares as DWAC Shares in its brokerage account.

As compensation for the commitments made under the Equity Agreement, the Company paid to the Investors a commitment fee equal to four percent (4%) of the Maximum Commitment Amount (the “Commitment Fee”). The Commitment Fee was paid by the Company by issuing to the Investors 28,752 shares of the Company’s Series B Preferred Stock.

Concurrently with the execution of the Purchase Agreement, the Company, SBI and Oasis entered into a Registration Rights Agreement, dated as of October 24, 2019 (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company shall by December 8, 2019, file with the SEC an initial registration statement on Form S-1 covering the maximum number of Registrable Securities (as defined below) as shall be permitted to be included in accordance with applicable SEC rules, regulations and interpretations so as to permit the resale of such Registrable Securities by the Investors, including but not limited to under Rule 415 under the Securities Act at then prevailing market prices (and not fixed prices), as mutually determined by both the Company and the Investors in consultation with their respective legal counsel. “Registrable Securities” means all of the Put Shares which have been, or which may, from time to time be issued, including without limitation all of the shares of Common Stock which have been issued or will be issued to an Investor under the Purchase Agreement (without regard to any limitation or restriction on purchases), and any and all shares of capital stock issued or issuable with respect to Put Shares (as such terms are defined in the Purchase Agreement) issued or issuable to an Investor, and shares of Common Stock issued to an Investor with respect to the Put Shares and the Purchase Agreement as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise, without regard to any limitation on purchases under the Purchase Agreement.

The foregoing description of the terms and conditions of the Purchase Agreement and the Registration Rights Agreement are qualified in their entirety by reference to the applicable document, copies of which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this report and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 13, 2019, the Company determined that pursuant to the operative provisions of the Executive Employment Agreement (the “Employment Agreement”) entered into with Mr. Andrew Barker it was within the best interests of the Company and its stakeholders for Mr. Barker to depart from the Company. In accordance with the departure, Mr. Barker will be paid base salary compensation accrued but unpaid through November 13, 2019 but all of the Mr. Barker’s rights and benefits, accrued or payable, present or future, under the Employment Agreement including all rights and benefits under any fringe benefit plan or agreement ancillary to the Employment Agreement, are deemed to be immediately forfeited by Mr. Barker.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

3.1	Amended & Restated Certificate of Designation, filed on October 31, 2019.

10.1	Equity Purchase Agreement dated October 24, 2019, among Capital Park Holdings Corp., SBI Investments LLC, 2014-1, a statutory series of Delaware limited liability company and Oasis Capital, LLC, a Puerto Rico limited liability company.

10.2	Registration Rights Agreement dated October 24, 2019, among Capital Park Holdings Corp., SBI Investments LLC, 2014-1, a statutory series of Delaware limited liability company and Oasis Capital, LLC, a Puerto Rico limited liability company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL PARK HOLDINGS CORP.

By:	/s/ Eric Blue
Eric Blue
Chief Executive Officer

Dated: December 17, 2019